EXHIBIT 99.1

              METRIS REPORTS THIRD QUARTER NET LOSS OF $1.3 MILLION

     MINNETONKA, Minn. (October 16, 2002) - Metris Companies Inc. (NYSE: MXT) today reported a net loss for the quarter ended September 30, 2002 of $1.3 million, or $0.19 per share.

             "We are taking the necessary steps to return the Company to profitability while maintaining a strong liquidity position and balance sheet. We are focused on collections, lowering credit lines and tightening credit standards," said Ronald N. Zebeck, Metris chairman and chief executive officer. "We continue to reduce our overhead expenses and invest in highly profitable customer relationships."

Consumer Lending Business

         The managed credit card loan portfolio at September 30, 2002 was $11.6 billion, a decrease of $118 million during the quarter. During the third quarter, the Company sold $47 million of its subsidiary Direct Merchants Bank's receivables. These accounts were revoked and 2-cycle plus delinquent as of August 31, 2002.

         In the third quarter, Metris added more than 170,000 new credit card accounts, resulting in 3.6 million active accounts at September 30, 2002.

         For the third quarter of 2002, managed net interest margin was 14.2 percent, compared with 14.0 percent for the second quarter of 2002 and 14.2 percent for the third quarter of 2001. Weighted-average financing costs for the third quarter of 2002 were 3.0 percent, compared with 3.1 percent in the second quarter of 2002 and 5.0 percent in the third quarter of 2001.

         Managed credit card fees, interchange and other credit card income decreased 12 percent to $146.1 million for the third quarter of 2002 from $165.7 million in the third quarter of 2001. For the nine months ended September 30, 2002, managed credit card fees, interchange and other credit card income totaled $415.7 million, compared to $453.3 million for the first nine months of 2001.

         Credit card charge volume decreased 17 percent to $2.2 billion in the third quarter of 2002, compared to $2.6 billion in the third quarter of 2001. For the first nine months of 2002, credit card charge volume was $6.4 billion, a 10 percent decrease from the same period in 2001.

         The managed net charge-off rate was 15.1 percent for the third quarter of 2002, compared to 15.0 percent for the prior quarter and 10.7 percent for the third quarter of 2001.

         The managed delinquency rate was 10.8 percent at September 30, 2002, compared to 10.2 percent at June 30, 2002 and 8.9 percent at September 30, 2001. Excluding the asset sale the managed delinquency rate would have been 11.1 percent at September 30, 2002.

Enhancement Services Business

         Enhancement services revenues increased to $99.6 million in the third quarter of 2002, a 16 percent increase over third quarter 2001 revenues of $86.2 million. For the nine months ended September 30, 2002, enhancement services revenues were $290.3 million, up 17 percent from $247.3 million for the same period in 2001.

         In the third quarter of 2002, Metris added over 920,000 new enhancement services relationships, resulting in active enhancement services relationships of 5.5 million.

General Corporate

         Other operating expenses were $175.7 million in the third quarter of 2002, compared to $189.4 million in the third quarter of 2001. The managed operating efficiency ratio was 25.3 percent in the third quarter of 2002, compared to 29.7 percent in the third quarter of 2001.

         Metris Companies Inc. (NYSE: MXT) is one of the nation's leading providers of financial products and services. The company issues credit cards through its wholly owned subsidiary, Direct Merchants Credit Card Bank, N.A., the 10th-largest bankcard issuer in the United States. As a top-tier enhancement services company, Metris also offers consumers a comprehensive array of value-added products, including credit protection and insurance, extended service plans and membership clubs. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

         Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal Securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those factors are: higher delinquency, charge-off and bankruptcy rates of the Company's target market of moderate-income consumers; risks associated with Direct Merchants Credit Card Bank's ability to comply with its agreement with regulators regarding the safety and soundness of its operations; risks relating to the Company's continuing ability to market its enhancement services and maintain or expand on current levels in that business; interest rate risks; risks associated with acquired portfolios; dependence on the securitization markets and other funding sources; state and federal laws and regulations that limit the Company's business activities, product offerings and fees; privacy laws that could result in lower marketing revenue and penalties for non-compliance; and general economic conditions that can have a negative impact on the performance of loans and marketing of enhancement services. The Company undertakes no obligation to update any forward-looking statements. For further information on factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)

                                                                                  September 30,            December 31,
                                                                                      2002                      2001

Assets
Cash and due from banks                                                         $        93,662              $      109,812
Federal funds sold                                                                      116,000                     243,772
Short-term investments                                                                  881,017                     134,502
                                                                                ---------------             ---------------
Cash and cash equivalents                                                             1,090,679                     488,086
                                                                                ---------------             ---------------
Retained interests in loans securitized                                               1,581,886                   1,263,655
Less: Valuation allowance                                                               929,585                     537,499
                                                                                ---------------             ---------------
Net retained interests in loans securitized                                             652,301                     726,156
                                                                                ---------------             ---------------
Credit card loans                                                                       753,414                   2,746,656
Less: Allowance for loan losses                                                         120,968                     410,159
                                                                                ---------------             ---------------
Net credit card loans                                                                   632,446                   2,336,497
                                                                                ---------------             ---------------
Property and equipment, net                                                             102,489                     114,913
Purchased portfolio premium, net                                                         71,369                      94,793
Other receivables due from credit card securitizations, net                             123,211                     179,868
Other assets                                                                            228,536                     288,373
                                                                                ---------------             ---------------
     Total assets                                                               $     2,901,031              $    4,228,686
                                                                                ===============             ===============
Liabilities
Deposits                                                                        $     1,099,229              $    2,058,008
Debt                                                                                    356,118                     647,904
Accounts payable                                                                         82,036                      83,475
Deferred income                                                                         178,540                     215,031
Accrued expenses and other liabilities                                                   70,996                      82,313
                                                                                ---------------             ---------------
     Total liabilities                                                                1,786,919                   3,086,731
                                                                                ---------------             ---------------
Stockholders' Equity
Convertible preferred stock-Series C, par value $.01 per share;
        10,000,000 shares authorized, 1,130,647 and 1,057,638 shares
        issued and outstanding, respectively                                            421,166                     393,970
Common stock, par value $.01 per share;
        300,000,000 shares authorized, 64,627,008 and 64,224,878
        issued, respectively                                                                646                         642
Paid-in capital                                                                         236,058                     232,413
Unearned compensation                                                                    (4,589)                     (4,980)
Treasury stock - 6,553,300 and 806,300 shares, respectively                             (56,731)                    (13,014)
Retained earnings                                                                       517,562                     532,924
                                                                                ---------------             ---------------
     Total stockholders' equity                                                       1,114,112                   1,141,955
                                                                                ---------------             ---------------
     Total liabilities and stockholders' equity                                 $     2,901,031             $     4,228,686
                                                                                ===============             ===============

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                       Three Months Ended               Nine Months Ended
                                                                         September 30,                    September 30,
                                                                         -------------                    -------------
                                                                     2002              2001              2002          2001
                                                                     ----              ----              ----          ----
Interest Income:
Credit card loans and retained interests in loans securitized    $     108,508      $     175,330    $   395,481       $    507,554
Federal funds sold                                                         145                364            369              3,004
Other                                                                    3,838              3,513          7,401             10,585
                                                                 -------------      -------------    -----------       ------------
Total interest income                                                  112,491            179,207        403,251            521,143
Deposit interest expense                                                14,453             31,427         56,441            100,986
Other interest expense                                                   8,799             10,721         25,931             33,310
                                                                 -------------      -------------    -----------       ------------
Total interest expense                                                  23,252             42,148         82,372            134,296
                                                                 -------------      -------------    -----------       ------------
Net Interest Income                                                     89,239            137,059        320,879            386,847
Provision for loan losses                                              138,197            116,513        445,378            318,924
                                                                 -------------      -------------    -----------       ------------
Net Interest (Expense) Income After Provision for Loan Losses          (48,958)            20,546       (124,499)            67,923
                                                                 -------------      -------------    -----------       ------------

Other Operating Income:
Net securitization and credit card servicing income                     81,552            119,485        255,338            326,289
Credit card fees, interchange and other credit card income              41,350             77,527        162,546            215,196
Enhancement services revenues                                           99,617             86,168        290,262            247,332
                                                                 -------------        ------------   -----------       ------------
                                                                       222,519            283,180        708,146            788,817
                                                                 -------------        -----------    -----------       ------------

Other Operating Expense:
Credit card account and other product solicitation and                  48,824             42,354        145,569            134,600
   marketing expenses
Employee compensation                                                   51,875             61,105        162,788            171,956
Data processing services and communications                             20,054             23,095         63,155             67,615
Enhancement services claims expense                                     13,146             10,506         40,270             25,435
Credit card fraud losses                                                 1,981              2,575          7,162              7,426
Purchased portfolio premium amortization                                 7,232              7,132         23,430             22,378
Other                                                                   32,624             42,609        117,274            120,119
                                                                 -------------      -------------    -----------       ------------
                                                                       175,736            189,376        559,648            549,529
                                                                 -------------      -------------    -----------       ------------

(Loss) Income Before Income Taxes and Cumulative Effect of
   Accounting Change                                                    (2,175)           114,350         23,999            307,211
Income taxes                                                              (848)            43,614          9,360            117,662
                                                                 -------------      -------------    -----------       ------------
(Loss) Income Before Cumulative Effect of Accounting Change             (1,327)            70,736         14,639            189,549
Cumulative effect of accounting change (net of income taxes                 --                 --             --             14,499
of $9,000)                                                       -------------      -------------    -----------       ------------
Net (Loss) Income                                                       (1,327)            70,736         14,639            175,050
Convertible preferred stock dividends-Series C                           9,605              8,788         28,187             25,784
                                                                 -------------      -------------    -----------       ------------
Net (Loss) Income Applicable to Common Stockholders              $     (10,932)     $      61,948    $   (13,548)       $   149,266
                                                                 =============      =============    ============      ============


(Loss) earnings per share:
Basic-(loss) income before cumulative effect of                  $       (0.19)     $        0.72    $     (0.22)       $      1.94
accounting change
Basic-cumulative effect of accounting change                                --                 --             --              (0.15)
Basic-net (loss) income                                                  (0.19)              0.72          (0.22)              1.79
Diluted-(loss) income before cumulative effect of                        (0.19)              0.70          (0.22)              1.90
accounting change
Diluted-cumulative effect of accounting change                              --                 --             --              (0.15)
Diluted-net (loss) income                                                (0.19)              0.70          (0.22)              1.75

Shares used to compute earnings per share:
Basic                                                                   58,311             98,846         60,653             97,731
Diluted                                                                 58,311            101,026         60,653             99,808



METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except EPS, book value and stock price) (unaudited)

                                                                       Three Months Ended               Nine Months Ended
                                                                         September 30,                    September 30,
                                                                         -------------                    -------------
                                                                       2002             2001            2002            2001
                                                                       ----             ----            ----            ----
Selected Operating Data (Owned Basis):
Delinquency ratio (over 30 days)                                           6.3%            9.4%            6.3%             9.4%
Net charge-off ratio                                                      19.5%           13.0%           19.3%            14.4%
Net interest margin                                                       10.0%           13.5%           11.2%            13.4%
Average total stockholders' equity                                 $ 1,113,984     $ 1,048,418     $ 1,142,304      $   976,483
Return on average total stockholders' equity(1)                           -0.5%           26.8%            1.7%            26.0%

Per-Share Statistics:
(Loss) earnings per share (diluted)                                      (0.19)    $      0.70     $     (0.22)     $      1.75
Book value per common share (period-end)(2)                              12.11           11.39           12.11            11.39
Stock price (period-end)                                                  2.31           24.75            2.31            24.75
Shares outstanding (period-end)                                         58,074          64,076          58,074           64,076
Shares used to compute EPS (diluted)                                    58,311         101,026          60,653           99,808

Enhancement Services Data:
Revenue:
Credit protection                                                       57,730     $    52,253     $   179,273      $   147,759
Membership products                                                     28,405          14,815          66,673           40,550
Warranty/other                                                          13,482          19,100          44,316           59,023
                                                                 -------------      ----------     -----------      -----------
Total revenue                                                           99,617          86,168         290,262          247,332
Deferred revenue (period-end)                                          157,093         176,382         157,093          176,382
Deferred acquisition costs (period-end)                                 79,843          75,857          79,843           75,857
Total enrollments                                                          921             874           2,375            2,587
Third-party enrollments                                                    604             336           1,216            1,003
Active members (period-end)                                              5,496           5,857           5,496            5,857

Selected Operating Data (Managed Basis):
Period-end gross active accounts                                         3,556           3,875           3,556            3,875
Period-end loans                                                   $11,573,104     $11,024,192     $11,573,104      $11,024,192
Average loans                                                       11,769,200      10,642,787      11,844,839        9,968,227
Portfolio yield                                                           17.9%           19.0%           17.6%            19.4%
Delinquency ratio (over 30 days)                                          10.8%            8.9%           10.8%             8.9%
Net charge-off ratio                                                      15.1%           10.7%           14.4%            10.7%
Average interest-earning assets                                    $12,680,100     $11,019,743     $12,419,426      $10,337,912
Average assets                                                      12,257,810      10,921,405      12,092,176       10,329,766
Net interest margin                                                       14.2%           14.2%           14.2%            13.9%
Return on average assets(1)                                                0.0%            2.6%            0.2%             2.5%


1 Amounts for the nine months ended September 30, 2001 are based on income before cumulative effect of accounting change.

2 Book value is calculated assuming conversion of preferred stock.